UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      October 4, 2006

Date of Report (Date of earliest event reported)

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MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

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Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Wellington Court, Lisle, Illinois         60532

(Address and zip code of principal executive offices)

                   (630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

As previously announced, a special committee of the Molex Incorporated board of directors reviewed the Company’s historical stock option grant practices and found that certain options had been misdated.  Information regarding the results of that review was disclosed in the Company’s August 2, 2006 press release (Exhibit 99.1 to the Company’s August 2, 2006 Form 8-K).  As previously disclosed, the Company contacted the Securities and Exchange Commission regarding these matters and continues to cooperate with the Securities and Exchange Commission’s inquiry into these matters.  On October 4, 2006, the Company received a subpoena from the office of the United States Attorney for the Northern District of Illinois requesting documents relating to the special committee review.  The Company intends to cooperate with the office of the United States Attorney in responding to that subpoena.

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Cautionary Statement Regarding Forward-Looking Statements.  This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the SEC’s and the United States Attorney’s review of the Company’s stock option grant practices. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated.  The statements made herein are made only as of the date of this report.  Except to the extent required by law, the Company undertakes no obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006	MOLEX INCORPORATED By: /s/ ANA G. RODRIGUEZ
Ana G. Rodriguez Corporate Secretary